NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF, NOR ANY INTEREST HEREIN OR THEREIN, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE, ANY SUCH SECURITIES, NOR ANY INTEREST HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE OR SUCH SECURITIES, AS APPLICABLE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


                         SYNOVICS PHARMACEUTICALS, INC.
                           CONVERTIBLE PROMISSORY NOTE


$_________                                                     ___________, 2006
                                                              NEW YORK, NEW YORK

         SYNOVICS PHARMACEUTICALS, INC., a Nevada corporation (the "COMPANY"), for value received, hereby promises to pay to ____________________, a ______________ with an address of ___________________ or registered assigns (the "HOLDER"), the principal amount of _________________ UNITED STATES DOLLARS ($_________________) on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 9% from the date hereof until the Maturity Date or the earlier prepayment or conversion in full of this Note. Accrued interest on the unpaid principal balance hereof shall be payable on the quarterly in arrears on each Interest Repayment Date (as defined below), including the Maturity Date, or upon the earlier repayment or conversion in full of this Note. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law. This Note is convertible into securities of the Company as provided in
Section 8 hereof.

         1.       AGREEMENT; PRIORITY.

         This Note was issued by the Company in exchange for the Convertible Promissory Note, dated October 3, 2005, between the Holder and the Company. In connection with the Agreement, the Holder has made representations and warranties to the Company upon which the Company is relying in connection with the transaction evidenced hereby.

         2.       PAYMENTS.

         (a) The principal of this Note shall be due and payable in full on the Maturity Date. The "MATURITY DATE" shall be April 3, 2009.

         (b) Interest on this Note shall accrue on a daily basis on the principal amount hereof from the date of issuance hereof through the Maturity Date or the earlier prepayment or conversion in full of this Note at the rate of 9.0% per annum. Interest on this Note shall be payable quarterly in arrears, commencing _______________, 2006. Each date upon which interest shall be payable hereunder shall be hereinafter referred to as an "INTEREST PAYMENT DATE".

         (c) If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined below), the payment due on such Interest Payment Date or the Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or the Maturity Date, respectively. For purposes hereof, the term "BUSINESS DAY" shall mean any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

         (d) Commencing on May ___, 2007, the Company may prepay all or any part of the principal of this Note, provided that the Company shall pay a 10% premium of any amount prepaid. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof.

         (e) Payments of principal of, and interest on, this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Alternatively, principal of, and interest on, this Note with respect to the Maturity Date may be paid by electronic wire transfer in accordance with instructions provided by the Holder to the Company at least ten Business Days prior to the Maturity Date.

         (f) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission with respect to the collection of any amount called for hereunder.

         3.       RANKING OF NOTE.

         The payment of principal  of, and accrued and unpaid  interest on, this
Note is senior unsecured indebtedness of the Company.

         4.       COVENANTS.

         The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on the Note, unless the consent of the majority in interest of all of the Holders is obtained or except as otherwise provided herein, the Company:

         (a) Shall not pay any dividend or make any distribution on, or purchase, redeem, or retire, any shares of its capital stock or any warrants, options, or other rights to reacquire any such shares, except that the Company may pay dividends payable solely in shares of its capital stock.

         (b) Shall deliver to each Holder promptly after the Company shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a "DEFAULT"), a notice specifying that such notice is a "NOTICE OF DEFAULT" and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto.

         5.       EVENTS OF DEFAULT.

         The occurrence of any of the following events shall constitute an event of default (an "EVENT OF DEFAULT"):

         (a) A default in the payment of the principal amount of the Note, when and as the same shall become due and payable.

         (b) A default in the payment of any interest on the Note, when and as the same shall become due and payable, which default shall continue for five business days after the date fixed for the making of such interest payment.

         (c) A default in the performance, or a breach, of any of the covenants of the Company contained in Sections 2 or 4 of this Note.

         (d) A default in the performance, or a breach, of any other covenant or agreement of the Company in (i) this Note and continuance of such default or breach for a period of 30 days after receipt of notice from the Holder as to such breach or after the Company had or should have had knowledge of such breach, (ii) the Subscription, or (iii) the Guarantee.

         (e) Any representation, warranty, or certification made by the Company pursuant to this Note shall prove to have been false or misleading as of the date made in any material respect.

         (f) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         (g) The entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

         6.       REMEDIES UPON DEFAULT.

         (a)      Upon the  occurrence  of an Event of  Default  referred  to in
Section 5(g), the principal amount then outstanding of, and the accrued interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of an Event of Default referred to in Section 5(a) or (b), the Holder, by notice in writing given to the Company, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest, or other formalities of any kind, all of which are expressly waived by the Company. Upon the occurrence of an Event of Default other than one referred to in Sections 5(a), (b) or (g), the Holders of not less than 50% in principal amount of then outstanding Notes (e.g., including Notes issuable upon transfer of this Notes, but excluding any Notes held by or for the account of the Company or any affiliate of the Company) may declare the principal amount then outstanding of, and the accrued interest on, the Notes to be due and payable immediately, and upon such declaration the same shall become due and payable immediately, without presentation, demand, protest, or other formalities of any kind, all of which are expressly waived by the Company.

         (b) The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.

         7.       TRANSFER.

         (a) This Note shall be transferable solely to Permitted Transferees (as hereinafter defined). For purposes hereof, the term "PERMITTED TRANSFEREES" shall mean any Affiliate (as hereinafter defined) of the Holder, a Family Member (as hereinafter defined) of the Holder, a trust or other legal entity wholly-owned by, or for the sole benefit of, the relevant Holder and/or his or its Affiliates or Family Members. For purposes hereof, the term "AFFILIATE" shall mean with respect to the Holder, any other person or entity directly or indirectly controlling, controlled by, or under common control with, the Holder; a person or entity shall be deemed to "control" another person or entity if such person or entity possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such other person or entity, whether through the ownership of voting securities, by contract or otherwise. For purposes hereof, the term "FAMILY MEMBER" shall mean any parent, spouse, child, brother, sister or any other relative with a relationship (by blood, marriage, or adoption) not more remote than first cousin.

         (b) Any Notes issued upon the transfer of this Note shall be numbered and shall be registered in a Note Register as they are issued. The Company shall be entitled to treat the registered holder of any Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder, a Permitted Transferee, or by his, her, or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions hereof or of the Securities Act and the rules and regulations thereunder.

         (c) The Holder acknowledges that he has been advised by the Company that this Note has not been registered under the Securities Act, that this Note is being issued on the basis of the statutory exemption provided by
Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment, or transfer of this Note is registered under the Securities Act, it being understood that this Note is not currently registered for sale and that the Company has no obligation or intention to so register the Notes, or (ii) this Note is sold, assigned, or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Note for the sale of this Note and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act.

         8.       CONVERSION.

         (a) At any time prior to the Maturity Date or the earlier prepayment of this Note pursuant hereto, the Holder may elect to convert the principal amount of, and interest on, this Note into shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Company.

         (b) The number of shares of Common Stock to be delivered upon such conversion shall equal the quotient of (X) divided by (Y), where (X) equals the unpaid principal amount of, and accrued and unpaid interest on, this Note, and where (Y) equals the Conversion Price. For purposes of this Note, the term "CONVERSION PRICE" shall mean $2.50 per share, subject to adjustment as set forth in paragraph (d) of this Section 8.

         (c) If at any time prior to the earlier of (x) the date of the optional conversion of this Note into shares of Common Stock or (y) the Maturity Date, the Common Stock trades at a 30-day trailing average closing price equal to 300% of the then applicable Conversion Price per share and the average Common Stock share volume during such 30-day trailing period equals or exceeds 40,000 shares per day, this Convertible Note shall automatically and without any further action by any Person convert into Common Stock at the then applicable Conversion Price, provided that, this mandatory conversion right will only be applicable to the holder of this Convertible Note if the Common Stock into which this Convertible Note is convertible is subject to an effective registration statement relating to the resale of such common stock at the time of such mandatory conversion.

         (d) (i) In the event that the Company shall at any time prior to the earlier of the conversion of this Note or the Maturity Date (1) declare a dividend on the outstanding Common Stock payable in shares of its capital stock,
(2) subdivide the outstanding Common Stock, (3) combine the outstanding Common Stock into a smaller number of shares, or (4) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Conversion Price at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the Conversion Price theretofore in effect multiplied by a fraction, the numerator of which shall equal the number of shares outstanding immediately prior to the effective date of such event and the denominator of which shall equal the number of shares outstanding immediately following the effective date of such event.

                  (ii) If the Company at any time shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice, or otherwise dispose of or issue, any Common Stock or Common Stock Equivalents (as hereinafter defined) entitling any person to acquire shares of Common Stock, at an effective price per share less than the then effective Conversion Price (such issuances, individually and collectively, a "DILUTIVE ISSUANCE") then the then effective Conversion Price shall be reduced in accordance with the following formula:

                              X =     ((A)(Y)) + ((B)(Z))
                                      ------------------
                                             Y + Z

              where:       X =   the new Conversion Price;

                           A = the Conversion Price in effect immediately before the Dilutive Issuance;

                           Y = the number of shares of Common Stock outstanding immediately before the Dilutive Issuance, including all shares of Common Stock issuable upon exercise, conversion or exchange of Common Stock Equivalents outstanding immediately before the Dilutive Issuance, whether or not then exercisable, convertible or exchangeable, but excluding any treasury shares;

                           B =   Base Share Price (as defined in clauses  (A)and
                                 (B) below); and

                           Z = the number of shares of Common Stock issued in the Dilutive Issuance or issuable upon conversion or exercise of Common Stock Equivalents issued in the Dilutive Issuance.

         Such adjustment to the Conversion Price shall be made upon each occurrence of a Dilutive Issuance. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made under this Section 8(d)(ii) in respect of an Exempt Issuance (as defined below).

                  (A) In the case of the issuance of Common Stock for cash, the Base Share Price shall be deemed to be the amount of cash paid therefore.

                  (B) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the Base Share Price shall be deemed to be the sum of such cash and the fair value of such consideration as determined by the Board of Directors irrespective of any accounting treatment.

                  (C)      In  the  case  of  the   issuance  of  Common   Stock
         Equivalents, the following provisions shall apply for all purposes of this Section 4:

                           (i) The aggregate maximum number of shares of Common Stock deliverable upon conversion or exercise of, or in exchange for, any such Common Stock Equivalents shall be deemed to have been issued at the time such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Company for the Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalents; PROVIDED that if the minimum amount of consideration payable to the Company upon the exercise or conversion of Common Stock Equivalents is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the then Base Share Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; PROVIDED FURTHER that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such Common Stock Equivalents is subsequently increased, the then Base Share Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such Common Stock Equivalents.

                           (ii) Upon the expiration or termination of any Common Stock Equivalents, the Conversion Price shall be adjusted to reflect the Conversion Price in effect prior to the issuance of such Common Stock Equivalents (assuming no further Dilutive Issuances have occurred).

                           (iii) No further adjustment of the Conversion Price, as adjusted upon the issuance of Common Stock Equivalents, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such Common Stock Equivalents.

         As used in this Section 8, the following terms have the meanings set forth below:

         "COMMON STOCK EQUIVALENTS" means any securities of the Company or any of its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

         "EXEMPT ISSUANCE" means the issuance (i) of shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (ii) of securities upon the exercise of or conversion of convertible securities, options or warrants issued and outstanding on the date hereof (including, without limitation, securities issuable upon conversion of the Multiple Advance Non-Revolving

Note, dated June 20, 2001, by the Company in favor of HealthSTAR Holdings, LLC, 1-800-Doctors, Inc., Ropart, LLC, Xiagen, Ltd. William M. McCormick, William Rittger, Ronald H. Lane and Frederick Rentschler, pursuant to the Conversion Agreement, dated as of April 21, 2006, between the Company and the aforementioned holders of such note), provided, however, that such securities have not been amended since the date of this Note to hereof to increase the number of such securities or to decrease the exercise or conversion price of any such securities (other than by the antidilution provisions thereof, if any),
(iii) of securities issued pursuant to strategic transactions, as determined by the Company's Board of Directors, including, without limitation, strategic transactions with Nostrum Pharmaceuticals, Inc. or Dr. Nirmal Mulye or their respective affiliates, provided any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (iv) issuances of securities upon the conversion of the Company's convertible notes outstanding as of the date hereof.

         (e) In case of any capital reorganization, other than in the cases referred to above, or the consolidation or merger of the Company with or into another Company (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "REORGANIZATIONS"), there shall thereafter be deliverable upon conversion of the Notes (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of shares of Common Stock which would theretofore have been deliverable upon the conversion of such share of Notes would have been entitled upon such Reorganization if such Notes had been converted immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the holders of the Notes so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon conversion of the Notes. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto, and the holders of the Notes, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the capital stock of the Company outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the holders of the Notes such shares of stock, securities, cash, or other property as such holders shall be entitled to purchase in accordance with the foregoing provisions.

         (f) In case of any reclassification or change of the shares of Common Stock or other securities issuable upon conversion of the Notes (other than a change in par value or from a

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

specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock or other securities issuable upon conversion of the Notes (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Notes shall thereafter be convertible into solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which Notes might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in this Section 5.

         (g) The adjustment, provided by paragraph (c) of this Section 5 shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable. The provisions of paragraphs (d) and (e) of this Section 5 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

         9.       MISCELLANEOUS.

         (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address, 2575 E. Camelback Rd., Suite 450, Phoenix, Arizona, 85016, Attention: Ronald H. Lane, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as any party shall have furnished in writing in accordance with the provisions of this Section 9(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this
Section 9(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9(a) shall be deemed given at the time of receipt thereof.

         (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note (and upon surrender of this Note if mutilated), the Company shall execute and deliver to the Holder a new Note of like date, tenor, and denomination.

         (c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power, or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power, or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

         (d) This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

         (e) This Note has been negotiated and consummated in the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles governing conflicts of law.

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         IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.


                                              SYNOVICS PHARMACEUTICALS, INC.



                                              BY:
                                                  ------------------------------
                                                  NAME:  RONALD H. LANE
                                                  TITLE: CHIEF EXECUTIVE OFFICER

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